UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/1/06

ASG Consolidated LLC

Exact name of registrant as specified in its charter

Delaware	333-123636	20-1741364
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

2025 First Avenue, Suite 900, Seattle, Washington 98121 (206) 374-1515

Address of principal executive offices and Registrant’s telephone number including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Event of Default under Senior Credit Facility

On May 1, 2006, in connection with the preparation of its quarterly financial statements, the Registrant became aware of the occurrence of a non-continuing event of default under its Third Amended and Restated Credit Agreement dated as of October 6, 2005 (the “Credit Agreement”). The event of default consisted of a temporary failure to comply with the financial covenant set forth in Section 7.18(a) of the Credit Agreement pursuant to which the Registrant’s wholly-owned subsidiary, American Seafoods Group LLC (“ASG”), was required to maintain a Leverage Ratio (as defined in the Credit Agreement) as of March 31, 2006 of no greater than 4.75 to 1.

ASG’s Leverage Ratio exceeded 4.75 to 1 as of March 31, 2006 due to a combination of unexpected delays in the recognition of certain seasonal revenues and a paydown of its revolving credit facility, which impacted both the denominator and numerator of the Leverage Ratio calculation. The Registrant estimates that by April 7, 2006, ASG’s Leverage Ratio was below 4.6 to 1. ASG has remained in compliance with the financial and other covenants of the Credit Agreement since that date.

Unless waived by the Registrant’s lenders, the event of default would give the lenders the right to prohibit additional borrowing under the Credit Agreement, accelerate the Registrant’s indebtedness thereunder, and take other actions as provided for in the Credit Agreement. As of May 2, 2006, $496.7 million of borrowings were outstanding under the Credit Agreement.

The Registrant has notified its lenders of the event of default and intends to seek a waiver with respect to the leverage covenant as of March 31, 2006. There can be no assurance that the Registrant will be able to negotiate a waiver or that such a waiver will be on terms acceptable to the Registrant. If the Registrant is unable to obtain a waiver from its lenders, it could have a material adverse effect on the the Registrant’s financial position.

Business Update and Outlook

This Business Update and Outlook contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the Risk Factors noted in the Registrant’s filings with the Securities and Exchange Commission. The Registrant undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Business Update – Q1

The Registrant experienced a significant decline in both its sales and Consolidated EBITDA (as defined in the Credit Agreement) for the three months ended March 31, 2006, as compared to the same period of the prior year. The decline was primarily due to a delay in recognition of revenues related to high-margin roe products that were sold in the first quarter but not delivered until the beginning of the second quarter.

In the fiscal years 2003 through 2006, the Registrant sold all of its A-season roe in two or three auctions held during the months of March and April of each year. In fiscal years 2003 through 2005, substantially all revenues and related gross profit from the first auction in each year were recognized in the first quarter. In 2006, however, only 55%-60% of revenues and related gross profit from the first auction were recognized in the first quarter due to the delay in product deliveries discussed above. For each of the years of 2003 through 2005, all revenue related to the Registrant’s A-season roe product was recognized in the Registrant’s net sales and gross profits for the six month period ending June 30. The Registrant expects this to be the case for its 2006 A-season roe products as well.

Due to the reduced amount of roe actually delivered in the first quarter of 2006, the amount of roe products in ending inventory as of March 31, 2006 increased by almost 1,600 metric tons, or more than 85%, over the prior year’s amount. This increase in roe inventory, based on the pricing of subsequent roe sales recognized in April 2006, represented an additional $20.0 million to $25.0 million in net sales. Excluding roe inventory, other at-sea processing segment inventory as of March 31, 2006 increased 25% over the prior year.

A measure often used by the Registrant to indicate the potential Consolidated EBITDA effect of quarter-to-quarter delivery timing differences is profit in inventory (“PII”). PII represents the Registrant’s attempt to estimate the potential gross profit to be generated from the sale of the existing inventories. PII is calculated for these purposes as estimated net realizable value of the inventory (potential future sales dollars) less total cost of inventory on the Registrant’s balance sheet. At the end of the first quarter of 2006, PII increased significantly as compared to 2005.

As a result of the foregoing, the Registrant estimates sales to be between $120.0 million and $125.0 million for the three months ended March 31, 2006 as compared to $153.0 million for the same period of the prior year. Consolidated EBITDA is estimated to be $31.0 million for the quarter ended March 31, 2006 versus $47.8 million for the same period of the prior year.

Business Outlook – Q2

The Registrant expects that net sales and Consolidated EBITDA for the three and six month periods ended June 30, 2006 will exceed the same prior year periods due primarily to higher pollock product pricing and higher pollock block and yellowfin sole sales volumes, partially offset by higher product freight and fuel expenses.

Use of Non-GAAP Financial Information

Consolidated EBITDA is not a measure of operating income, operating performance or liquidity under generally accepted accounting principles. The Registrant has included Consolidated EBITDA because it understands it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because certain covenant measures in the Registrant’s Senior Discount Note indenture and Credit Agreement are based upon Consolidated EBITDA. In addition, it should be noted that companies calculate Consolidated EBITDA differently and, therefore, Consolidated EBITDA presented by herein may not be comparable to Consolidated EBITDA as reported by other companies.

Consolidated EBITDA, as defined in the Credit Agreement, is calculated as earnings before net interest expense, income tax benefit or provision, depreciation, amortization, unrealized foreign exchange and other derivatives gains or losses, loss from debt repayment and related write-offs, equity-based compensation, the write-off of certain financing costs and goodwill and other non-cash charges or gains.

A reconciliation of expected Consolidated EBITDA to expected cash flow from operating activities as follows:

Cash flows from operating activities	(7.2)
Interest expense, net	11.1
Net change in operating assets and liabilities	33.4
Amortization of deferred financing costs in interest expense	(0.7)
Amortization of debt discounts	(4.0)
Other	(1.6)

Consolidated EBITDA	31.0

The Registrant is currently in the process of preparing its financial statements and other related financial information for the three months ended March 31, 2006. Accordingly, the amounts for Consolidated EBITDA, cash flow from operating activities and the amounts necessary to reconcile Consolidated EBITDA to cash flow from operating activities contained in this Report are estimates only and could change. Investors are therefore cautioned not to unduly rely upon such estimates.

There are limitations inherent in non-GAAP financial measures such as Consolidated EBITDA in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Registrant’s recorded costs against its revenue. Management compensates for these limitations in non-GAAP measures by also evaluating its performance based on traditional GAAP financial measures. Accordingly, investors should consider these non-GAAP results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: May 3, 2006	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer